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Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

BIOPHARMACEUTICAL DEVELOPMENT AND SERVICES AGREEMENT

        This BIOPHARMACEUTICAL MANUFACTURING AND SERVICES AGREEMENT, effective as of this 16th day of April 2004 (the "Effective Date"), between IMMUNOGEN, INC., a Massachusetts corporation ("Customer"), having its principal place of business at 128 Sidney Street, Cambridge, MA 02139 and LAUREATE PHARMA, L.P., a Delaware limited partnership ("Laureate"), having a principal place of business at 201 College Road East, Princeton, NJ 08540, (each a "Party", collectively the "Parties").

W I T N E S S E T H:

        WHEREAS, Laureate provides a full range of bioprocessing services to the biopharmaceutical industry, including cell line development, process development, protein production, cell culture, protein purification, bioanalytical chemistry, aseptic filling and QC testing; and

        WHEREAS, Customer desires Laureate to perform Services (as defined below) related to the cGMP (as defined in Section 1.21) hollow-fiber bioreactor production and purification of [*************] antibody, produced by the [*******] CHO cell line ("Services"), and Laureate desires to perform such Services, all in accordance with the terms of this Agreement, including the Scope (as defined in Section 1.40).

        NOW, THEREFORE, in consideration of the above statements and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

        Section 1.    Definitions.    Terms defined elsewhere in this Agreement shall have the meanings set forth therein for all purposes of this Agreement unless otherwise specified to the contrary. The following terms shall have the meaning set forth below in this Section 1:

        1.1   "Affiliate(s)" means any person, firm, trust, partnership, corporation, company or other entity or combination thereof which directly or indirectly: (i) controls a Party; (ii) is controlled by a Party; or (iii) is under common control with a Party. As used in this definition, the terms "control" and "controlled" mean ownership of fifty percent (50%) or more (including ownership by trusts with substantially the same beneficial interests) of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, corporation or other entity or combination thereof.

        1.2   "Agreement" means this Biopharmaceutical Development and Services Agreement and all appendices, schedules, exhibits and attachments attached hereto, including but not limited to the Scope, and any amendments and addendums hereto.

        1.3   "Assumptions" shall have the meaning set forth in Section 9.

        1.4   "Batch" means a number of bottles each filled at the same time with the same Lot or a group of Lots of Bulk Intermediate.

        1.5   "Batch Record" means a manufacturing record for a Batch generated by Laureate and approved by Customer made concurrently with the performance of each step of the production, purification and aseptic filling process for the Bulk Intermediate such that successive steps in such processes may be traced.

        1.6   "Bulk Intermediate" means the bulk purified monoclonal antibody protein produced using the Cell Line and subsequently purified.

        1.7   "Cell Line" means the CHO cell line that has been designed and engineered to produce monoclonal antibody product as shown in Appendix 1 attached hereto, supplied by Customer to Laureate.

        1.8   "Certificate of Analysis" means a document signed by an authorized representative of Laureate, describing Specifications for, and testing methods applied to, the Bulk Intermediate, and the results thereof.

        1.9   "Certificate of Manufacturing Compliance" means a document signed by an authorized representative of Laureate, attesting that a particular Batch was manufactured, filled, packaged, held and shipped in accordance with applicable Good Manufacturing Practices, the Specifications and all other applicable laws, rules and regulations.

        1.10 "CHO" means recombinant Chinese hamster ovary cell line.

        1.11 "Claim" shall have the meaning set forth in Section 18(a).

        1.12 "Contamination" shall have the meaning set forth in Section 18(b).

        1.13 "Customer Confidential Information" means any information, business, technical or financial data supplied by Customer to Laureate, including without limitation, all Customer Know How and all information concerning the Cell Line or Bulk Intermediate.

        1.14 "Customer Know How" means all scientific, technical and other information supplied by Customer to Laureate for use in the Program, including without limitation, all information relating to the Cell Line or Bulk Intermediate.

        1.15 "Data" means any and all data generated by Laureate in the performance of the Program.

        1.16 "Equipment" means any equipment or machinery used by Laureate in the manufacture of the Bulk Intermediate or the holding or quality control testing of the Bulk Intermediate or Process Consumables.

        1.17 "Facility" means Laureate's manufacturing facility located at 201 College Road East, Princeton, NJ 08540 or such other facility as may be determined by the Parties in accordance with Section 3(d).

        1.18 "FDA" means the United States Food and Drug Administration and any successor agency having substantially the same functions.

        1.19 "Filling Components" means bottles and crimps used for an aseptic fill of the Bulk Intermediate.

        1.20 "Filled Product" means bottles filled with Bulk Intermediate from an identified Lot or Lots which are in a form ready for release and shipment from the Facility.

        1.21 "Good Manufacturing Practices" or "GMP" or "cGMP" means current good manufacturing practices, as specified in regulations promulgated from time to time by the FDA for the manufacture and testing of pharmaceutical products. Laureate's operational quality standards are defined in internal cGMP policy documents and are based on Laureate's current interpretation of cGMP.

        1.22 "Invention" means any methods, technology, know how, copyrights or other intellectual property of any kind, other than Data, conceived or reduced to practice by Laureate in the performance of the Program.

        1.23 "Laureate Confidential Information" means any information, business, technical or financial data concerning Laureate's production, purification and aseptic filling process and techniques, including without limitation, Laureate Know How supplied by Laureate to Customer.

        1.24 "Laureate Group" shall have the meaning set forth in Section 18(b).

        1.25 "Laureate Know How" means all scientific, technical and other information, other than Customer Confidential Information, relating to the Process and used by Laureate in the performance of the Program.

        1.26 "Laureate SOP" means the written standard operating procedures and methods of Laureate, as the same may be amended from time to time, a current copy of which shall be provided to Customer on the Effective Date.

        1.27 "Loss" shall have the meaning set forth in Section 18(a).

        1.28 "Lot" means the Bulk Intermediate produced in a single production, which may be contained in one or more containers thereof.

        1.29 "Materials" means Cell Lines, raw materials, reference standards and/or any other substances to be provided by Customer to Laureate in order to undertake the Program.

        1.30 "Modification" shall have the meaning set forth in Section 9(a).

        1.31 "Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

        1.32 "Process" means the production methods and purification processes used by Laureate for the manufacture of Bulk Intermediate from the Cell Line, including without limitation, any Process Invention.

        1.33 "Process Consumables" means media, raw materials, filters, membranes, disposable analytical test kits, tubing, filling needles, disposable bags, disposable glass/plasticware, cleaning supplies and other changeover parts consumed during the manufacture of Bulk Intermediate.

        1.34 "Process Invention" means any Invention relating to the Process conceived or discovered by Laureate employees in connection with the Program.

        1.35 "Product-Dedicated Equipment" means Equipment such as, without limitation, chromatography columns and resins, that are procured by Laureate in accordance with Sections 4(c) and 8 of this Agreement and used by Laureate solely for the manufacture of Bulk Intermediate pursuant to this Agreement.

        1.36 "Product Invention" means any Invention relating to Bulk Intermediate (excluding any Process Invention) and/or the Cell Line conceived or otherwise discovered by Laureate in connection with the Program.

        1.37 "Program" means the Services to be performed by Laureate for Customer as described in and in accordance with the attached Appendices 1 through and including Appendix 4.

        1.38 "Quality Agreement" shall have the meaning set forth in Section 3(c).

        1.39 "Scope" means the detailed scope-of-work documents attached hereto as Appendices 1 through and including Appendix 4 and based on Laureate SOP.

        1.40 "Specification" means the written requirements for tests, analysis, test procedures and acceptable test results with which the Bulk Intermediate, raw materials and excipients shall conform as set forth on Appendix 4 hereto, as amended from time-to-time by the Parties by mutual agreement.

        1.41 "Third Party" shall mean any Person other than Customer, Laureate and their respective Affiliates.

        Section 2.    Scope of Work; Orders for Filled Products.    (a) A detailed Scope prepared by Laureate under Customer's direction and approved by Customer is attached to this Agreement as Appendices 2 and 3. Laureate will perform the Services for Customer in accordance with the Scope. The Scope will specify the Program design, information desired and estimated duration of the Program.

        (b)   Customer hereby acknowledges that (a) Laureate consulted with Customer in developing the Program design in a manner consistent with Laureate's current reasonable understanding of United States (the "US") regulatory guidelines and (b) Laureate does not warrant that the Program results will satisfy the requirements of any regulatory agencies at the time of submission of Program results to such agencies.

        (c)   Laureate's performance of the Program will be based on Customer Know-How provided by or on behalf of the Customer. Such Customer Know-How will be incorporated by Laureate into Program documents (including without limitation, scale up plans, Batch Records and Specifications) that will be reviewed and approved by the Customer prior to use by Laureate. These documents, together with Laureate Know-How (including any Laureate Know-How or Process Inventions produced by Laureate in the conduct of the Program), will form the sole basis upon which the Program will be performed. Laureate makes no representation or warranty that execution of the Program according to the approved Program documents will result in any specific quantity or quality of Bulk Intermediate.

        (d)   In addition to routine Program meetings, senior representatives of the Parties shall meet on an occasional basis or as necessary, the first meeting being no later than [*******] from the Effective Date, to review the progress of the Program relative to the Scope and to agree on any necessary changes to the Scope. Any disagreement between the Parties concerning the Scope (including, without limitation, the failure of the Parties to agree upon any necessary changes to the Scope) shall be resolved in accordance with the dispute resolution procedures set forth in Section 17 hereof. The parties acknowledge that changes to the Scope may impact pricing under this Agreement, and the parties agree to use commercially reasonable efforts to negotiate modifications to prices to the extent that any such changes to the Scope increase the cost of the Services provided by Laureate.

        Section 3.    Program Performance.    (a) Laureate shall use its commercially reasonable efforts to perform the Services and to provide the Facility, supplies, and staff necessary to complete the Program as provided in the Scope, as it may be modified as provided herein, in accordance with the terms of this Agreement. In the event of any conflict between the terms set forth in the body of this Agreement and the terms set forth in the Scope, the terms contained in the body of this Agreement shall control.

        (b)   Laureate will appoint a Laureate representative (the "Program Manager") to be responsible for the completion of the Program by Laureate. The Program Manager will coordinate performance of the Program with a representative designated by Customer (the "Customer Representative"), which representative shall have responsibility over all matters relating to performance of the Program on behalf of Customer. Unless otherwise agreed in the Scope or mutually agreed to by the Parties in writing, all communications between Laureate and the Customer regarding the conduct of the Program pursuant to the Scope shall be addressed to or routed through the Program Manager and Customer Representative. Laureate may, at its option, substitute the Program Manager during the course of the Program and Customer may, at its option, substitute the Customer Representative during the course of the Program, in either case upon prior written notice to the other party.

        (c)   The parties will prepare a detailed document ("Quality Agreement") specifying the quality and regulatory procedures and responsibilities of the parties hereunder with respect to the manufacture of Bulk Intermediate.

        (d)   Laureate shall perform all Services at the Facility and retain at the Facility all Equipment, Process Consumables, excipients, packaging components and other items used in the manufacturing of Bulk Intermediate. Laureate may not change the location of the Facility without the prior written consent of Customer, which consent shall not be unreasonably withheld, delayed or conditioned.

        (e)   Subject to Section 4(c) of this Agreement with respect to Product-Dedicated Equipment, Laureate shall supply, at its own expense, all Equipment required for the purpose of performing the Services and/or manufacturing the Bulk Intermediate and certain Equipment used for the holding and/or quality control testing of the Bulk Intermediate or Process Consumables.

        (f)    Laureate shall maintain, at its own expense, the Facility and the Equipment, in a state of repair and operating efficiency consistent with the requirements of the Specifications, Good Manufacturing Practices and other applicable regulatory requirements.

        (g)   Laureate may not change the Process in any respect without the prior written consent of Customer. Laureate shall be responsible for performing all validation testing of the Facility and for validating all production, cleaning and packaging processes employed in the Process, in accordance with Good Manufacturing Practices and other applicable regulatory requirements.

        Section 4.    Program Materials.    (a) Customer will provide Laureate with sufficient amounts of Cell Line reference standards or other Materials with which to perform the Program, as well as all documentation and such other data owned or controlled by Customer as Laureate reasonably determines may be necessary to apprise Laureate of the stability of the Materials, process characteristics, proper storage, and manufacturing and safety requirements, including without limitation, the Certificate of Analysis relating to the Cell Line and reference standards as specified in Appendix 4 attached hereto. Any Product-Dedicated Equipment provided to Laureate by Customer shall be in good operating condition and free from all material defects.

        (b)   Laureate shall procure the Materials, Filling Components and Process Consumables for use in the Program and each manufacturing run. By written notice to Laureate, Customer may procure certain Materials specified in the Scope, such as media and resins.

        (c)   Laureate shall procure the Product-Dedicated Equipment and pass through the costs to the Customer consistent with Section 8. Prior to any such procurement of Product-Dedicated Equipment, Laureate shall notify Customer in writing of the specific Product-Dedicated Equipment required and the expected cost of such Product-Dedicated Equipment. By written notice to Laureate, Customer may procure certain Product-Dedicated Equipment for use in the Program at its own expense.

        (d)   Upon completion of the Program (i) the Product-Dedicated Equipment paid for by Customer in accordance with Section 4(c) and Section 8 will be returned to the Customer, at the Customer's expense and (ii) any remaining samples of the Materials, documentation or data provided to Laureate will be returned to the Customer or, upon written authorization from Customer, destroyed/disposed of by Laureate. Samples of such Materials and copies of such documentation or data may be retained by Laureate to the extent required by applicable regulatory requirements.

        (e)   Prior to each use of the Equipment in manufacturing the Bulk Intermediate, Laureate agrees to implement a cleaning validation protocol with respect to the Equipment in compliance with Good Manufacturing Practices.

        (f)    Except with the prior written consent of Customer, Laureate shall use the Product-Dedicated Equipment only to manufacture Bulk Intermediate, Process Components and other products pursuant to this Agreement (collectively, "Customer Products"). In requesting Customer's consent to use Product-Dedicated Equipment for the manufacture of non-Customer Products, Laureate shall provide Customer with complete information regarding such non-Customer Products and the cleaning and maintenance of such machinery or equipment, in order to allow Customer to evaluate the risk of cross-contamination.

        (g)   Laureate shall maintain in the Facility adequate and segregated holding accommodations for the Bulk Intermediate, Process Components and other items used in manufacturing the Bulk Intermediate, and shall hold the Bulk Intermediate in a separate segregated area until delivery to Customer.

        Section 5.    Use of Subcontractors.    (a) Laureate reserves the right to employ subcontractors from time-to-time to undertake certain activities related to the Program. All subcontractors will be pre-approved by the Customer and will be held under obligations of confidentiality consistent with Section 10 hereof. A list of approved subcontractors is provided in Appendix 5 hereto, as may be amended from time to time by mutual written agreement of the Parties.

        (b)   Laureate will be responsible for the performance of any subcontractor used by it for the Program, including without limitation all costs, expenses, damage or loss of any nature, whether direct or consequential, occasioned by the performance or failure of such subcontractor to perform the subcontracted services.

        (c)   Laureate will not be held responsible or liable for the performance of any Third Party retained by Customer to perform services related to the Program, including without limitation, distributors, consultants and testing entities.

        Section 6.    Compliance with Government Regulations.    (a) Laureate will perform the Program in accordance with the Scope. Subject to Sections 6(c) and 16(a) below, Laureate will also comply with applicable government regulatory requirements, including all such requirements concerning cGMP appropriate to the Program.

        (b)   Laureate shall be responsible for obtaining, at its expense, any Facility, licenses, permits and regulatory and government approvals necessary for the development, manufacture and supply of the Bulk Intermediate in accordance with the terms of this Agreement. Laureate shall provide Customer with a letter of reference to Laureate's Drug Master File ("DMF") that describes the Facility for inclusion or use in Customer's regulatory submissions.

        (c)   Should any applicable government regulatory requirements be changed, Laureate will use commercially reasonable efforts to comply with the applicable changed requirements. If compliance with such applicable changed regulatory requirements necessitates, in the reasonable discretion of Laureate, a material change in the Scope or the Program, or an increase in the cost of the Services provided by Laureate, Laureate will submit to Customer a revised technical and cost proposal for Customer's acceptance and, on and after the date of such submission upon written notice to Customer, may suspend any and all Services impacted by the applicable changed regulatory requirements until such time as Customer and Laureate reach agreement on a revised proposal. If the parties are unable to agree upon a revised Scope or Program or cost structure, as the case may be, within [******* (**)] days of Customer's receipt of Laureate's written notice, Laureate, at its sole and exclusive option, may cease performance of its obligations under the existing Program by providing not less than [******* (**)] days' written notice and this Agreement shall terminate effective upon expiration of such notice period.

        (d)   In the event that Laureate reasonably determines that a conflict exists between US government regulations applicable to the performance of the Services and/or the Program and the applicable regulations of any foreign governmental agency or regulatory authority, Laureate shall provide written notice of same to Customer and Customer will designate, in writing, which regulations shall be followed by Laureate in its performance of the Services and/or the Program (the "Customer Regulatory Designation").

        Section 7.    Facility Visits and Audits.    (a) Customer's representatives may visit the Facility at appropriate times consistent with the Program to observe the progress of the Program or to audit the Program, such access and audit being subject to the limitations provided in Appendix 6 hereto. Following each audit, Customer shall discuss its observations and conclusions with Laureate, and, if necessary, corrective actions shall be negotiated by Customer and Laureate within [******* (**)] days thereafter. Laureate shall implement mutually agreed upon corrective action within [******* (**)] days after the parties reach such agreement, unless otherwise agreed in writing by the parties. Laureate will have the right at reasonable times and upon reasonable notice to audit the quality control laboratories used by Customer (except for Customer's contract manufacturers), or any Third Party analytical subcontractor engaged by Customer, in connection with any Materials or the Cell Line provided by or on behalf of Customer to Laureate under this Agreement.

        (b)   If any governmental authority visits or inspects the Facility, with respect to the Services, the Process or the Bulk Intermediate (an "Applicable Inspection"), then, to the extent the authority gives Laureate prior written notice of such Applicable Inspection, Laureate shall provide Customer with prompt written notice thereof and shall permit Customer to be present during such Applicable

Inspection. Laureate shall promptly provide Customer a copy of any report and other written communication received from such governmental agency in connection with each Applicable Inspection. Customer shall have the right to consult with Laureate concerning Laureate's responses to each such communication. Laureate shall timely provide Customer with a copy of its draft responses and final responses prior to submission thereof.

        Section 8.    Compensation.    Customer shall pay Laureate the development and service fees listed on Appendix 7 hereto (the "Service Fees") for Services in accordance with the payment schedule set forth on Appendix 7 hereto, which Service Fees shall be subject to increase in accordance with Section 9 hereto. Laureate will invoice the Customer for Product-Dedicated Equipment purchased for the Program. An administrative fee equal to [*******] percent [(***)] of Laureate's actual cost of Product-Dedicated Equipment purchased for the Program will be added to the cost of Product-Dedicated Equipment payable by Customer. Payments are due [******* (**)] days from the invoice date, provided, however, (i) Service Fees' payments are due in accordance with the payment schedule set forth on Appendix 7 hereto and (ii) if Customer properly rejects a shipment of Bulk Intermediate or other materials pursuant to Section 15(b), then payment shall be due, if at all, within [******* (**)] days of receipt by Customer of notice from the Laboratory that the invoiced Bulk Intermediate or other material is conforming or receipt by Customer of replacement Bulk Intermediate, as the case may be. Late payments are subject to an interest charge of [*******] percent [(***)] per month.

        Section 9.    Change Orders.    (a) The Service Fees are subject to a number of specific and general assumptions. The specific assumptions relate to the Scope and Program design and objectives, timing, capital expenditure requirements, if any, and other matters relating to the completion of the Program as set forth in the Scope (the "Program Assumptions"). In addition, Laureate assumes that Customer will cooperate and timely perform its obligations under this Agreement and Scope, that no force majeure event described in Section 20 shall have occurred and that there are no changes to any applicable laws, rules or regulations that materially and adversely affect the Program (the foregoing assumptions together with the Program Assumptions, collectively, the "Assumptions"); provided, however, that Customer's failure to cooperate and/or perform such obligations shall relieve Laureate from its obligation to complete the Services only to the extent that Customer's acts or omissions caused such Laureate delay or failure. In the event that any of the Assumptions require modification or the Program objectives cannot be achieved based on the Assumptions (each being a "Modification") then the Scope may be amended as provided in Section 9(b).

        (b)   In the event a Modification is identified by the Customer or by Laureate, the identifying Party shall notify the other Party in writing as soon as is reasonably practicable. Laureate shall use commercially reasonable efforts to provide the Customer with a change order containing an estimate of the required adjustments to the Service Fees within [******* (**)] business days of receiving or delivering such notice (the "Change Order"). The Customer shall use commercially reasonable efforts to respond in writing to such Change Order promptly, but in any event within [******* (**)] days. If Customer does not approve such Change Order within [******* (**)] days and has not terminated this Agreement in accordance with Section 22 but wants the Program to be modified to take into account the Modification, then Customer and Laureate shall use commercially reasonable efforts to negotiate a mutually acceptable Change Order. If practicable, Laureate may, in its sole discretion, continue to work on the Program but Laureate shall not be obligated to continue to work on the Program during any such negotiations. Laureate shall not commence work with respect to a Change Order unless authorized by Customer in writing. Any disagreement between the Parties concerning a Change Order (including, without limitation, the failure of the Parties to agree upon a mutually acceptable Change Order) shall be resolved in accordance with the dispute-resolution procedures set forth in Section 17 hereof.

        Section 10.    Confidential Information/Legal Proceedings.    (a) Laureate will not disclose, without Customer's written permission, Customer Confidential Information unless such disclosure: (i) is to an Affiliate of Laureate that is under a similar obligation to keep such information confidential; (ii) is to a subcontractor that is under a similar obligation to keep such information confidential; (iii) is or becomes publicly available other than as a result of a breach of this Agreement by Laureate; (iv) is disclosed by a Third Party entitled to disclose it without restriction; (v) is already known to Laureate as shown by its prior written records; (vi) is independently developed by Laureate without the use of Customer Confidential Information (including Customer Know-How) or (vii) is required by any law, rule, regulation, order, decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, Laureate will use commercially reasonable efforts to notify Customer of such legal process prior to any disclosure to permit Customer to oppose such disclosure by appropriate legal action.

        (b)   Customer will not disclose, without Laureate's written permission, Laureate Confidential Information unless such disclosure: (i) is to an Affiliate of Customer that is under a similar obligation to keep such information confidential; (ii) is or becomes publicly available other than as a result of a breach of this Agreement by Customer; (iii) is disclosed by a Third Party entitled to disclose it without restriction; (iv) is already known to Customer as shown by its prior written records; (v) is independently developed by Customer without the use of Laureate Confidential Information (including Laureate Know-How) or (vi) is required by any law, rule, regulation, order, decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, Customer will use commercially reasonable efforts to notify Laureate of such legal process prior to any disclosure to permit Laureate to oppose such disclosure by appropriate legal action.

        (c)   Laureate will not transfer any Materials without Customer's written permission to any Third Party unless such transfer is to a pre-approved subcontractor subject to the confidentiality obligations set forth in this Section 10 and such transfer is consistent with the Program.

        (d)   If Laureate shall be obliged to provide testimony or records regarding the Program in any legal or administrative proceeding, then Customer shall reimburse Laureate for its reasonable out-of-pocket costs plus a reasonable hourly fee for its employees or representatives at Laureate's standard commercial rates.

        Section 11.    Work Product.    All work outputs (e.g., reports) will be prepared on Laureate's standard format unless otherwise specified in the Scope.

        Section 12.    Inventions and Patents.    (a) Customer shall own all right, title and interest in and to any and all Product Inventions, Customer Know-How and Data, subject to Laureate's rights in the Data as set forth in Sections 12(b) and (d). At Customer's request, Laureate will assign to Customer any such Product Invention; provided, that, Customer requests such assignment, in writing, within one year of notification of such Product Invention. If Customer so requests, and at Customer's expense, Laureate will execute any and all applications, assignments or other instruments and give testimony which shall be necessary to apply for and obtain Letters of Patent of the US or of any foreign country with respect to the Product Invention and Customer shall compensate Laureate at its standard commercial rate for the time devoted to such activities and reimburse it for expenses incurred.

        (b)   Laureate shall (i) retain all rights to any inventions relating to manufacturing methods and processes including any production, purification and aseptic filling process previously discovered or developed by Laureate and (ii) own all rights in and to any Process Inventions and all Laureate Know How.

        (c)   Customer acknowledges that Process Inventions and Laureate Know How are vested in Laureate and that Customer shall not have any right, title, license or interest in or to any Laureate Know How or Process Inventions.

        (d)   Customer hereby grants Laureate a non-exclusive, fully-paid worldwide license to utilize Data generated during the course of the Program to support applications necessary to apply for and obtain Letters of Patent of the U.S. or of any foreign country with respect to Process Inventions, except for any such Data that relates to a Bulk Intermediate or otherwise constitutes a Product Invention. Laureate shall notify Customer in advance of any such application and shall remove from such application any such Data that relates to the Bulk Intermediate or constitutes a Product Invention.

        Section 13.    Independent Contractor.    The Parties' relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever, except with the express prior written consent of the other Party.

        Section 14.    Insurance.    (a) Laureate agrees to maintain a standard property insurance policy covering the Materials, Process Equipment, Bulk Intermediate, Process Dedicated Equipment and Process Consumables while under the control and care of Laureate, during the performance of the Program.

        (b)   Customer agrees to maintain general liability insurance including bodily injury, death and property damage in the amount of [**********] Dollars (US [*****]) per occurrence and [**********] Dollars (US [*****]) in the aggregate including product liability coverage during all times when the Bulk Intermediate and Materials are being used clinically, covering the Cell Line, Bulk Intermediate and Materials or any harms caused by the Cell Line, Bulk Intermediate and Materials. Customer acknowledges that Customer shall bear risk of injury to persons or property alleged to have been caused by the design, manufacture, testing, instructions or warnings accompanying the Cell Line, Bulk Intermediate or Materials or the use of the Cell Line, Bulk Intermediate or Materials, including without limitation, patent or other intellectual property rights of Third Parties alleged to have been infringed by the manufacture, use, importation or sale of the Bulk Intermediate or Materials.

        (c)   Each of the insurance policies referenced in Section 14(a) and (b) shall (i) be provided by an insurance carrier(s) reasonably acceptable to the other Party, and (ii) show the other Party as additional named insured and loss payee, as its interests may appear. Each Party shall furnish the other Party with Certificates of Insurance for such insurance policies within [******* (**)] days after the Effective Date. Such insurance policies shall remain in effect throughout the term of this Agreement and shall not be canceled or subject to a reduction of coverage or any other modification without the prior written authorization of the other Party.

        Section 15.    Shipping; Inspection.    (a) Laureate shall package for shipment Bulk Intermediate, or other samples in accordance with Customer's written instructions and at the Customer's expense. All shipments will be F.O.B the Facility and Customer shall bear all packaging, shipping and insurance charges as per Appendix 8 hereto. Delivery of Bulk Intermediate or other samples by Laureate shall be deemed to have taken place upon delivery to carrier at the Facility. Title and risk of loss shall transfer to Customer on transfer to Customer's designated carrier at the Facility. Laureate shall accept no liability or responsibility and risk associated with the loss of Filled Products once this transfer has occurred. Laureate shall retain representative samples of Bulk Intermediate and Filled Products for record keeping, testing and regulatory purposes, including in accordance with applicable laws, rules and regulations.

        (b)   If Customer reasonably determines that any shipment of Bulk Intermediate or other Filled Product does not conform to the warranty set forth in Section 19(f), then Customer shall give Laureate written notice of such nonconformity (including a sample from such shipment) (i) within [****** (**)] days after Customer's receipt of such nonconforming Bulk Intermediate or Filled Product, in the case of non-conformities that can be ascertained by the exercise of reasonable diligence, or (ii) within [

********(**)] days after discovery thereof, in the case of other non-conformities (including, without limitation, non-conformities relating to stability), but in no event later than [******* (**)] days after Customer's receipt of such Bulk Intermediate or Filled Product. If Laureate receives a written notice of nonconformity under this Section 15(b), Laureate shall undertake appropriate testing of the Customer provided [******* (**)] days after receipt of such sample. If Laureate notifies Customer that it has not confirmed such non-conformity or that no non-conformity exists, Customer shall submit the disputed shipment for testing to an independent testing laboratory reasonably acceptable to Laureate and of recognized standing in the industry (the "Laboratory"). The findings of the Laboratory shall be binding on the Parties. The expenses of such testing shall be borne by Laureate if the testing confirms the non-conformity; otherwise, the testing expenses shall be borne by Customer.

        (c)   If any Bulk Intermediate or Filled Product delivered to Customer pursuant to this Agreement does not conform to the warranty set forth in Section 19(f) and Customer notifies Laureate of such nonconformity in accordance with Section 15(b), then (i) Laureate shall reimburse or credit Customer with all direct out-of-pocket costs actually incurred by Customer directly related to such non-conforming Bulk Intermediate or Filled Product including transportation and holding charges incurred by Customer in connection with such non-conforming Bulk Intermediate or Filled Product and (ii) Laureate shall replace the non-conforming Bulk Intermediate or Filled Product with substitute Bulk Intermediate or Filled Product that conforms to the warranty set forth in Section 19(f) within [******* (**) *******] from the later of the date Customer notifies Laureate of such non-conformity or the Laboratory confirms the non-conformity, as the case may be.

        (d)   If the XCell Bioreactor Production Run described in Appendix 7 hereto should fail and such failure is attributable to any reason other than the Materials or Information furnished by Customer to Laureate as described in Appendix 2 of this Agreement, Laureate shall promptly conduct an additional Bioreactor Production Run, and cGMP purification of the unpurified Bulk Intermediate resulting therefrom, at its sole expense.

        Section 16.    Default.    (a) If Laureate is in default of its material obligations under this Agreement, then Customer shall promptly notify Laureate in writing of any such default. Laureate shall have a period of [******* (**)] days from the date of receipt of such notice within which to cure such default; provided, that, if such default renders the Program invalid, then Laureate shall, at Customer's option, either (1) repeat the Program at Laureate's cost within a time period mutually agreed to by Laureate and Customer or (2) refund the Service Fees paid by Customer. If Laureate shall fail to cure such default within the specified cure period or repeat the Program, as the case may be, then Customer shall have the right to immediately terminate this Agreement. In the event of such termination, Customer's sole remedy shall be (a) to the extent that the default has rendered the Program invalid, Laureate shall refund the Service Fees paid by Customer and (b) to the extent that the default has not rendered the Program invalid and Laureate has, prior to the effective date of termination, supplied Customer with Bulk Intermediate that may be used by Customer in a future program, Laureate's liability to Customer under this Agreement for such default shall be reduced by the portion of the Service Fees attributable to such usable Bulk Intermediate.

        (b)   If Customer is in default of its material obligations under this Agreement, Laureate shall promptly notify Customer in writing of any such default. Customer shall have a period of [******* (**)] days from the date of receipt of such notice within which to cure such default; provided, that, if Customer fails to cure such breach within the specified cure period, this Agreement shall, at Laureate's option, immediately terminate. Notwithstanding the cure period specified in the preceding sentence, if Customer fails to make any payment to Laureate within the time period specified in Section 8 and/or Appendix 7 attached hereto, Laureate may, in its discretion, suspend performance of the Program until Laureate receives such outstanding payment.

        (c)   UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT, INCLUDING THE SCOPE AND ANY DOCUMENTS OR APPENDICES ATTACHED HERETO.

        Section 17.    Dispute Resolution.    (a) In the event any dispute shall arise between the Customer and Laureate with respect to any of the terms and conditions of this Agreement or the Program, then senior executives of the Customer and Laureate shall meet as promptly as practicable after notice of such dispute to attempt to resolve in good faith such dispute.

        (b)   If the Customer and Laureate are unable to satisfactorily resolve any such dispute, then such dispute shall be finally settled by arbitration in accordance with this Section 17. The arbitration will be held in the State of New York and except as noted below, shall be conducted in accordance with the rules of the American Arbitration Association (or such successor organization) by two (2) arbitrators appointed, one by each Party. If the arbitrators appointed cannot agree on the resolution of the dispute within [******* (**)] days after the dispute is submitted to them, they shall thereupon appoint a third arbitrator, and if they fail to agree upon a third arbitrator within [******* (**)] days after a deadlock is declared by either arbitrator, a third arbitrator will be appointed by the American Arbitration Association (or such successor organization) upon the request of either arbitrator. The arbitrators shall have no authority to vary from or ignore the terms of this Agreement and shall be bound by controlling law. Finally, the Parties may seek judicial intervention for emergency relief, such as restraining orders and injunctions where appropriate. During the term of the arbitration proceeding, Laureate, in its sole and exclusive determination, upon written notice to Customer, may cease providing any products and performing any services or other obligations related to the subject matter of the dispute.

        (c)   Any decision by the initial two (2) arbitrators or the third arbitrator and either one of the initial two (2) arbitrators in agreement with the third arbitrator shall be binding upon the Parties and may be entered as final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the Parties as the arbitrators shall determine if the Parties have not otherwise agreed. The arbitrators shall render their final decision in writing to the Parties.

        Section 18.    Indemnification.    (a) Laureate shall indemnify Customer and its Affiliates and their respective officers, directors and employees (the "Customer Group") from any loss, cost, damage or expense (a "Loss") arising from any lawsuit, action, claim, demand, assessment or proceeding (a "Claim") for (i) personal injury to Program participants or to any employee of Customer or its Affiliates or its subcontractors or property damage arising or occurring during the conduct of the Program, except as described in Section 18(b)(i) of this Agreement, (ii) the gross negligence or intentional misconduct of Laureate in the performance of its obligations under this Agreement, including without limitation, the Scope or the Program; (iii) Laureate's failure to follow the Scope or any Customer Regulatory Designation or (iv) Laureate's material breach of any of the representations, warranties or covenants contained in this Agreement; provided, that, if such Loss or Claim arises in whole or in part from Customer's gross negligence or intentional misconduct, then the amount of the Loss that Laureate shall indemnify the Customer Group for pursuant to this Section 18 shall be reduced by an amount in proportion to the percentage of Customer's responsibilities for such Loss as determined in accordance with Section 17 or in a binding settlement between the Parties.

        (b)   Customer shall indemnify and defend Laureate and its Affiliates and their respective officers, directors, employees and agents (the "Laureate Group") from any Claim or Loss arising from (i) personal injury or property damage to a participant in the Program, any employee of the Laureate Group or any Third Party caused by the Cell Line, Materials, Product-Dedicated Equipment or Process Consumables provided by Customer for use in the Program, except to the extent that such personal injury or property damage is due to the gross negligence or intentional misconduct of such employee or participant or due to the failure of Laureate to comply with the Scope; (ii) the harmful or otherwise unsafe effect of the Materials or Process Consumables provided by Customer for use in the Program; (iii) the use, consumption, sale, distribution or marketing of the Bulk Intermediate by Customer or any Third Party to whom Customer transfers such Bulk Intermediate; (iv) the gross negligence or intentional misconduct of Customer in the performance of its obligations under this Agreement, including without limitation, the Scope or the Program; (v) the infringement by the Materials of any patents or other intellectual property rights vested in any Third Party, provided that Laureate has performed the Program in accordance with the Scope; (vi) Laureate's compliance with the Customer Regulatory Designation; (vii) Customer's material breach of any of the representations, warranties or covenants contained in this Agreement or (viii) the contamination of Laureate's Equipment or Facility that is directly caused by noxious, toxic, infectious, and/or corrosive agents ("Contamination") in the Cell Line or any Materials provided by Customer to Laureate solely to the extent that said Contamination can be conclusively determined to have arisen from such Cell Line or Materials; provided, that, (a) if such Loss or Claim arises in whole or in part from Laureate's gross negligence or intentional misconduct, then the amount of such Loss that Customer shall indemnify the Laureate Group for pursuant to this Section 18 shall be reduced by an amount in proportion to the percentage of Laureate's responsibilities for such Loss as determined in accordance with Section 17 or in a binding settlement between the Parties and (b) to the extent that any such Contamination results from Laureate's gross negligence or failure to follow the Laureate SOP or the terms of this Agreement, then Laureate will assume that share of responsibility and liability for such direct damages as may be determined in accordance with Section 17 or a binding settlement between the Parties. Laureate agrees to use commercially reasonable efforts to mitigate any damages incurred by it in the event of a Contamination.

        (c)   Upon receipt of notice of any Claim that may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the "Indemnified Party") shall give written notice thereof to the other Party (the "Indemnifying Party") of the Claim for indemnity. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. Promptly after a Claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim, provided, that (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense; (ii) the Indemnified Party may assume the complete defense of such claim at the Indemnifying Party's cost and expense if the Indemnified Party shall have reasonably concluded upon the advice of outside counsel that there is a conflict of interest between the Indemnified Party and the Indemnifying Party; (iii) the Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party; and (iv) the Indemnifying Party will, prior to making any settlement, consult with the Indemnified Party as to the terms of such settlement. In addition, the Indemnifying Party will not, in defense of any such Claim, except with the prior written consent of the Indemnified Party, not to be unreasonably withheld, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such Claim, the Indemnifying Party shall only be liable to the Indemnified Party for such reasonable legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnifying Party shall be liable for all reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense thereof and the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party's own cost and expense, and will not settle or otherwise dispose of any of the same without the written consent of the Indemnifying Party.

        (d)   Limitations on Total Liability.

          (i)    Product Loss.    Laureate's aggregate liability resulting from the loss, destabilization, alteration or contamination of a particular Batch of Bulk Intermediate in crude or purified form wherein such Bulk Intermediate is lost, destabilized, altered or contaminated such that it cannot be used in clinical trials or cannot be placed into commerce, shall not exceed [*****************************************].

          (ii)    Indemnity.    Laureate's aggregate liability in respect of any Claim by Customer shall not exceed [*****************************************]. Customer's aggregate liability in respect of any Claim by Laureate shall not exceed [*****************************************].

        Section 19.    Representation.    (a) Customer hereby represents and warrants to Laureate that it has legal title and/or a valid license to the Cell Line, Materials, and Bulk Intermediate provided by Customer to Laureate for use in the Program.

        (b)   Customer covenants that it will, during the term of this Agreement, maintain legal title to and/or a valid license or right to use the Cell Line, Materials, Bulk Intermediate and/or the Customer Confidential Information supplied to Laureate under this Agreement. Customer will notify Laureate immediately if Customer knows or should know that it is no longer entitled to supply the Cell Line, Materials, process patents Bulk Intermediate and/or the Customer Confidential Information to Laureate or that the use by Laureate of any of the foregoing infringes or is alleged to infringe any rights (including any intellectual or industrial property rights) vested in any Third Party.

        (c)   Customer hereby represents and warrants to Laureate that it has performed all testing that may be reasonably required to assure that the Materials and the Cell Line are safe, stable and effective and pose no environmental risk if used in accordance with the Scope and are and will be in compliance with all federal, state and local laws and regulations required for use, distribution and testing of such Materials and the Cell Line if used in accordance with the Scope.

        (d)   Customer hereby represents to Laureate that any technical or regulatory information or documentation supplied by Customer or on its behalf to Laureate (including, but not limited to, process details, analytical methods, Specifications, development reports, technology transfer documents, plans, engineering documents and other documents) and required for execution of the Program is accurate in all material respects.

        (e)   Each Party hereby represents and warrants to the other Party that it has full power and authority to enter into, deliver and perform its obligations under this Agreement, and it has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby, and the person signing this Agreement on behalf of such Party has been duly authorized to act on behalf of and to bind such Party.

        (f)    Laureate warrants and represents to Customer that (i) the Program will be performed diligently, (ii) it will use all commercially reasonable efforts to achieve the estimated deadlines for the Program, (iii) the Bulk Intermediate and Filled Product will (A) meet the Specifications set forth in the Program at the time of delivery to Customer, and (B) have been manufactured and shipped in accordance with Customer's written instructions or applicable Good Manufacturing Practices and all other applicable laws, rules and regulations. Further, Laureate warrants and represents to Customer that, during the term of this Agreement, Laureate will have obtained and maintained such approvals as may be required under applicable laws, rules and regulations to operate the Facility for the purposes contemplated by this Agreement.

        (g)   Laureate further represents and warrants to Customer that it has not been debarred, is not subject to a pending debarment and that it will not use in any capacity, in connection with the Services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 335a ("Section 306"), or who is the subject of a conviction described in Section 306. Laureate further agrees to promptly inform Customer in writing if Laureate or any person who is performing Services hereunder on Laureate's behalf is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to Laureate's knowledge, is threatened, relating to the debarment or conviction of Laureate or any person performing Services hereunder on Laureate's behalf.

        (h)   THE EXPRESS WARRANTIES OF LAUREATE SET FORTH IN THIS SECTION 19 ARE IN LIEU OF ALL CONDITIONS, WARRANTIES AND STATEMENTS IN RESPECT OF THE PROGRAM AND/OR THE DRUG SUBSTANCE, WHETHER EXPRESS OR IMPLIED BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE INCLUDING ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO THE DESCRIPTION OR QUALITY OF THE DRUG SUBSTANCE UPON COMPLETION OF LAUREATE'S SERVICES, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS, WHETHER OR NOT KNOWN TO LAUREATE, AND THAT ANY SUCH CONDITION, WARRANTY OR STATEMENT IS EXCLUDED FROM THIS AGREEMENT.

        Section 20.    Force Majeure.    Either Party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such Party's reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, terrorism, insurrection, civil strife, riots, government action or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Scope falling due during or subsequent to the occurrence of any such force majeure events shall be automatically extended for a period of time reasonably necessary to recover from such event. Laureate will promptly notify Customer if, by reason of any force majeure event, Laureate is unable to meet any such time for performance specified in the Scope. If any part of the Program is invalid as a result of such force majeure event, Laureate will, upon written request from Customer, but at Customer's sole cost and expense, repeat that part of the Program affected by the force majeure event and Laureate's repeat of that part of the Program shall be Customer's sole and exclusive remedy with respect thereto.

        Section 21.    Use of Names.    Each party shall be permitted to use the name and logo of the other Party in the promotion of its business. Usage shall be permitted for (i) promotional purposes, (ii) sales and marketing materials, (iii) web sites and (iv) other customary business uses agreed to by the Parties. Without the consent of the other Party, such usage shall be limited to general factual statements concerning the relationship between Laureate and Customer, including without limitation, that Laureate and Customer have entered into an agreement for the provision of production, purification and aseptic filling services to Customer but shall not include any financial or any other terms.

        Section 22.    Term; Termination.    (a) This Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2005, unless earlier terminated in accordance with the terms of this Agreement. Customer may for any reason and at any time terminate the Program prior to completion of the Program by giving [******* (**)] days written notice to Laureate. In such event Laureate shall comply with such notice to terminate work on the Program by the expiration of such [******* (**)] day notice period and use its commercially reasonable efforts to reduce cost to Customer, and Customer shall pay Laureate all of its costs incurred up to and through the expiration of such [******* (**)] notice period (for each Service Fee for which the final installment payment is not due and owing prior to the expiration of such [******* (**)] day period, Laureate shall be compensated for the services performed with respect to such Service Fee on an hourly basis based on Laureate's then current hourly rates).

        (b)   The termination of this Agreement for any reason shall not relieve either Party of its obligation to the other Party with respect to (i) compensation for services performed (Sections 8, 9 and 22 and Appendix 7 hereto) (ii) confidentiality of information (Section 10), (iii) work product (Section 11), (iv) inventions and patents (Section 12), (v) insurance (Section 14), (vi) indemnification (Section 18), and (vii) consents for advertising purposes and publications (Section 23).

        Section 23.    Assignment.    This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, either Party may, without such consent, assign this Agreement (i) in connection with the transfer or sale of all or substantially all of the assets of such Party or, in the case of Customer, the Cell Line or Bulk Intermediate; (ii) in the event of the merger or consolidation of a Party hereto with another company; or (iii) to any Affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, provided, however, that if Customer assigns this Agreement to an Affiliate, Customer shall continue to remain obligated under this Agreement.

        Section 24.    Notice.    (a) All notices to be given as required in this Agreement shall be in writing and may be delivered personally, or mailed either by a reputable overnight carrier with required receipt signature or certified mail, postage prepaid, return receipt requested, to the Parties at the addresses set forth above or at such other address as either Party may provide by written notice to the other Party in accordance with the provisions of this Section 24. Such notice shall be effective: (i) on the date sent, if delivered personally or by facsimile (receipt of which is confirmed); (ii) the date of delivery if sent by overnight carrier; or (iii) on the date received if sent by certified mail.

          If to Customer

      ImmunoGen, Inc.
      128 Sidney Street
      Cambridge, MA 92139-4239
      Attn: Chief Financial Officer
      Telefax: 617-995-2510

          If to Laureate:

      Laureate Pharma L.P.
      201 College Road East
      Princeton, NJ 08540
      Attn: Robert J. Broeze, Ph.D., President
      Telefax: (609) 520-3963

          With a copy to:

      Lowenstein Sandler PC
      65 Livingston Avenue
      Roseland, NJ 07068
      Attention: Jack D. Hogoboom, Esq.
      Telephone: (973) 597-2500
      Facsimile: (973) 597-2400

        Section 25.    Choice of Law.    This Agreement and all matters arising directly or indirectly hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict or choice of laws rules.

        Section 26.    Headings.    The heading of each paragraph of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the provisions, rights, or obligations set forth in this Agreement.

        Section 27.    Waiver/Severability.    No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions of this Agreement. If it is ever held that any provision hereunder is too broad to permit enforcement of such provision to its fullest extent, such provision shall be enforced to the maximum extent permitted by law.

        Section 28.    Entire Agreement; Modification/Counterparts.    This Agreement (including the Scope and Appendices attached hereto) sets forth the entire agreement between the Parties hereto with respect to the performance of the Program by Laureate for Customer and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter. This Agreement shall not be waived, released, discharged, changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the Parties hereto, which instrument shall make specific reference to this Agreement and shall express the plan or intention to modify same. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event of any conflict between this Agreement and the Scope, as it may be modified as provided herein, the terms of this Agreement shall control. For purposes of execution, facsimile signatures shall be deemed originals.

Signature Page Follows

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized officers.

LAUREATE PHARMA, L.P.
By:	Laureate Pharma, Inc., its general partner
By:	/s/ ROBERT J. BROEZE
Name: Robert J. Broeze, Ph.D.
Title: President
IMMUNOGEN, INC.
By:	/s/ JOHN M. LAMBERT
Name: John M. Lambert, Ph.D.
Title: Senior Vice President—Pharmaceutical Development

APPENDIX 1

Cell Lines and Their Products

1.
[*************] antibody [*********], produced by the [********] CHO cell line, that will be conjugated at ImmunoGen with a cytotoxic compound and studied as an anti-tumor agent in human clinical trials

APPENDIX 2

Scope of Work

Materials and Information to be Provided by Customer

        Customer shall provide the following information and materials to Laureate:

    1.
    A Technology Transfer Information Package that includes:

    a.
    Information about the Cell Line and the monoclonal antibody that it produces including results of sterility, mycoplasma and additional adventitious agent testing and characterization of the Cell Line.

    b.
    Known information and procedures pertaining to the production, purification, impurities, testing, stability and use of the Bulk Intermediate, including Laureate's Product Information Questionnaires for "Contract Production Services," "Contract Purification Services" and "Aseptic Filling Services" as appropriate for each Product.

    2.
    Production Cell Line

    3.
    Purified monoclonal antibody (at least 5 mg) for use by Laureate for a preliminary reference standard.

        Proposed specifications for the Bulk Intermediate and intermediates and results of testing carried out by Customer by its agent. Final specifications to be agreed upon by Laureate and Customer.

APPENDIX 3

Scope of Work

Scope of Activities To Be Performed By Laureate

1.
Carry out a non-GMP tech transfer of the hollow-fiber production process, in the Maximizer hollow-fiber bioreactor, using two hollow-fiber cartridges. Provide a summary of results.

2.
Carry out a tech transfer of the purification process, using harvest material collected from the Maximizer hollow-fiber bioreactor. Harvest containing at least 1 g of antibody will be required for the tech transfer. Provide a summary of results.

3.
Acquire equipment and other supplies necessary to perform cGMP cell culture of the [********] CHO cell line, including culture-ware sets for the XCell hollow-fiber bioreactor and cell culture media.

4.
Acquire equipment and other supplies necessary to perform cGMP purification of the [********] antibody from the hollow-fiber bioreactor harvests.

5.
Using the information gained from steps 1 and 2 and in consultation with Customer, complete two 6-cartridge XCell bioreactor cGMP runs to produce harvest containing antibody. Each run will last approximately [****] days.

6.
Prepare end of production cell bank.

7.
During the runs, take test samples each workday for metabolic testing and during the harvest phase, titer samples for IgG concentration.

8.
Carry out cGMP purification of the antibody from the bioreactor harvests, fill resulting bulk purified product into sterile PETG bottles and label the bottles according to copy provided by Customer.

9.
Ship bulk purified product to Customer for further manufacturing.

10.
Send samples to Customer for testing.

11.
Send a copy of the completed Batch Record documentation to Customer for review as outlined in the Quality Agreement.

12.
Send a Certificate of Analysis and a Certificate of Compliance as defined in the Quality Agreement to the Customer.

APPENDIX 4

Testing to be Provided by Laureate

        Cell Line

    Review of Cell Line Certificate of Analysis and supporting documentation provided by Customer and testing vendors

        Materials

    Review of information or Certificate of Analysis provided by Customer or its testing vendor

    Identity testing as appropriate

        Bulk Intermediate

The following is a list of tests and specifications for the Bulk Intermediate to be performed by Laureate and will define Laureate's internal release specification.

• Appearance	Clear to opalescent Liquid
• Protein Concentration (A280nm)	[***************]
• Class/subclass	IgG1 Kappa
• Purity (HPLC SEC)	[***************]
• pH	6.5 ± 0.1
• Endotoxin	≤ 1.0 EU/mg

Customer will repeat select tests done by Laureate and will perform the following tests:

• Isoelectric Focusing	Report pI range of major bands
• Competition binding	[***************]
• Molecular integrity	Gel pattern equivalent to reference
• (reduced SDS-PAGE)
• Molecular Integrity	Gel pattern equivalent to reference
• (non-reduced SDS-PAGE)
• Host Cell Protein	Report Result
• Protein A	Report Result
• Residual DNA	[***************]
• Sterility	Passes

Upon completion of all testing by Laureate and Customer, the Customer's Quality department will review all the testing results along with all the documentation. If all testing and results are reasonably acceptable to Customer's Quality department, Customer will release the batch.

APPENDIX 5

Approved Subcontractors and Services

Subcontractor	Service Provided
[***************]	Sterility, analytical and bioburden testing
[***************]	Analytical Testing
[***************]	Testing, Cell Banking, Viral Clearance Studies
[***************]	Testing, Cell Banking, Viral Clearance Studies
[***************]	Testing, Cell Banking Viral Clearance Studies

APPENDIX 6

Access and Audits

1.
Access to production areas:

        During production runs, it may be possible to arrange Customer access to the manufacturing floor, if space allows. Laureate escort will be assigned and will accompany the Customer at all times while in controlled areas of the plant. During this time it is critical that the Customer:

    1.
    Follows all GMP / access / gowning / safety procedures as directed by Laureate personnel.

    2.
    Does not touch or operate any equipment in the production area.

    3.
    Does not direct manufacturing personnel. Suggestions or recommendations may be made to an area Manager or Director.

    4.
    Does not remove any documentation or in-process data. Requests for documentation must be made in writing to an area Manager or Director. Any documentation provided in this fashion will be tracked by the area Director.

    5.
    Makes all requests for additional immediate in-process sampling, in writing to the area Manager or Director with full justification, prior to sampling.

    6.
    Does not enter areas where production is ongoing for another customer.

    7.
    Does not take any photos inside any Laureate facility. Laureate can provide digital photographs as appropriate.

    8.
    Lack of adherence to these very basic guidelines will result in immediate loss of access to production areas.

2.
Audits—Existing Customers:

  1.
  Laureate will support 1 (one) audit during each [********] period of an active contract, to be billed on a time and materials basis or as specified in the contract.

  2.
  The audit may be performed by the Customer or by an external Third Party, with Third Party costs being at the sole expense of the Customer. A maximum of [**] auditors / Customer participants will be allowed to take part in the actual audit, due to space limitations and dedicated Laureate personnel availability.

  3.
  Dates for the audit must be arranged and agreed with Laureate a minimum of [********] prior to the audit. Laureate reserves the right to make final approval of audit dates, based on availability of the facility and appropriate Laureate personnel.

  4.
  Confidentiality agreements must be in place with all parties participating in the audit, prior to scheduling the audit.

  5.
  [********] weeks before the audit occurs, a list of areas / topics to be covered in the audit will need to be received by Laureate. This will allow Laureate to ensure appropriate Laureate personnel availability during the audit, while also ensuring minimal impact to programs in production for other customers.

  6.
  No access will be allowed into areas where production is underway for another customer.

  7.
  Any audit observations being sent to Laureate for review or response must be provided by the Customer, not directly from a Third Party auditor. Laureate will formally respond to audit findings within [***] days.

  8.
  All audit observations are confidential, covered in the confidentiality agreement between Laureate and the Customer, and may not be shared with any other Person without express written permission. All Third Party auditors must also sign confidentiality agreements with Laureate confirming adherence to this condition and may not share their findings beyond the Customer who contracts the audit, without express written permission from Laureate.

APPENDIX 7

Service Fees and Payment Schedule

Service	Price	Payment Terms*
Tech transfer of Production and Purification Processes, including a 2-cartridge run in Laureate's pilot-scale hollow-fiber bioreactor (Maximizer).	$[********]	Due upon contract signing
Preparation of cGMP Documentation	$[********]	[********]
Two XCell Bioreactor Production Runs	$[********]	• [********]
• [********]
• [********]
Additional Bioreactor Production Run if required	$[********]	• [********]
• [********]
• [********]
cGMP Purification of Bulk Intermediate from bioreactor harvest	$[******]/run	• [********]
• [********]
• [********]
Release and Stability Testing	[********]	[********]
Other Activities	[********]	[********]
*
Notes:

•
[********].

•
[********].

•
[********].

•
[********].

APPENDIX 8

Shipping

        The shipment and timely arrival of samples, Bulk Intermediate and other materials that Laureate produces and stores for Customer is critical to keep the Program on schedule.

        Laureate requires a minimum of one week's notice prior to shipping (not prior to receipt at a remote location). One week's notice is reasonable for the vast majority of the shipments. Laureate recognizes that there will be instances that will necessitate shipping materials where a one week notice is not possible. Laureate will continue to meet those requirements, however, there will be an additional charge for shipments that need to occur with less than the one week notice. The charges for shipping are summarized in the table below. Customer will be responsible for the cost of shipping and insurance. Customer will provide contact and account information for approved shipping agent. Customer will review and authorize shipping configuration.

        Prior to shipment, Bulk Intermediate will be stored at Laureate under cGMP compliance conditions, which will include but not be limited to the following:

          Temperature controlled and monitored

          Controlled access

          Back-up power supply

          Call out service for alarms generated outside of normal business hours

        Shipping Policy:

Notice Period Prior To Shipping	Shipping Charge	Additional Fee For Expedited Shipments
[**]	[***]	[*****]
[**]	[***]	[*****]
[**]	[***]	[*****]
[**]	[***]	[*****]

QuickLinks

BIOPHARMACEUTICAL DEVELOPMENT AND SERVICES AGREEMENT
W I T N E S S E T H
APPENDIX 1 Cell Lines and Their Products
APPENDIX 2 Scope of Work
APPENDIX 3 Scope of Work
APPENDIX 4 Testing to be Provided by Laureate
APPENDIX 5 Approved Subcontractors and Services
APPENDIX 6 Access and Audits
APPENDIX 7 Service Fees and Payment Schedule
APPENDIX 8 Shipping